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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                         AMERICAN TECHNOLOGY CORPORATION

                           REPORTS FISCAL 2003 RESULTS


(SAN DIEGO, CALIFORNIA - DECEMBER 29, 2003) -AMERICAN TECHNOLOGY CORPORATION (NASDAQ: ATCO) (ATC) announced today increased sound product revenue for the fiscal year ended September 30, 2003. Total revenue for fiscal 2003 was $1.3 million compared to $1.0 million in fiscal 2002, an increase of 30%. Sound product and related contract and licensing revenue was $1.2 million or 93% of fiscal 2003 revenues, an 80% increase from $0.67 million or 66% of fiscal 2002 revenues.

The net loss for fiscal 2003 was $8.23 million, comparable to the $8.22 million net loss for fiscal 2002. Deemed dividends ($2.22 million) and 6% accretion ($0.19 million) on preferred stock of $2.41 million in fiscal 2003 and $0.28 million in fiscal 2002 increased the net loss available to common stockholders to $10.6 million ($0.67 per common share) and $8.5 million ($0.60 per common share), respectively. The deemed dividends imputed for the value of warrants issued with preferred stock in fiscal 2003 of $2.22 million are not cash costs or contractual obligations of the Company to pay such imputed dividends.

The net loss for the year included $2.5 million expended on product research and development and also included selling, general and administrative costs of $4.86 million, $0.68 million of interest expense and a $0.23 million gross loss on revenues. Included in the aforementioned costs was $1.2 million for the cost of stock and options charged to expense and $0.4 million of debt amortization recorded as interest expense. The Company had cash and cash equivalents of $9.8 million at September 30, 2003.

Mr. Kalani Jones, chief operating officer commented:

"In fiscal 2003 the Company was in transition from being an advanced development organization to preparing for volume production and sales support. We also incurred significant costs in the introduction and production start-up of new sound products. We made substantial investments in research and development, expanding our intellectual property rights. While our sound products revenue is only in its infancy, as we have just commenced sales of our HSS(R), NeoPlanar(R) and LRAD(TM) product lines, we are structuring our internal resources to enable significant growth in 2004 and beyond.

Based on current quarter bookings, we expect to report strong revenue growth in our first fiscal 2004 quarter (ending December 31, 2003). Government and Force Protection Systems Group (Government Group) revenue in this quarter is expected to exceed that of the entire previous fiscal year. We remain very optimistic about the prospects for our Government Group and look for a significant contribution from it in fiscal 2004.

With the increasing demand for new directed sound communications and advertising solutions, our Business Group is focused on growing HSS and NeoPlanar revenues with improved margins in fiscal 2004."



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ABOUT AMERICAN TECHNOLOGY CORPORATION
American Technology Corporation is Shaping the Future of Sound(R) by developing and licensing its technology and intellectual property portfolio which includes: the award-winning HSS(R) (HyperSonic(R) Sound Technology); NeoPlanar(R) Technology; PureBass(R) Sub-Woofer Technology; LRAD(TM) (Long Range Acoustic Device) and SFT(R) (Stratified Field(R) Technology). The Company is establishing a strong portfolio of patents, trademarks, and know-how including over 138 U.S. and Foreign patents and patent filings to date. For more information on the Company and its technologies and products please visit the Company's web site at www.atcsd.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to changes in the sound reproduction industry, our ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products and services by customers, warranty or other claims, the outcome of pending or future litigation, general economic factors and other risks identified and discussed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the Company's current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

                                      # # #


FOR FURTHER INFORMATION CONTACT:

Investor relations:
Robert Putnam
(858) 679-3168
robert@atcsd.com

Media inquiries:
Don Mathias
(949) 855-4520
dwmath@aol.com



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

                             AMERICAN TECHNOLOGY CORPORATION
                           Condensed Statements of Operations
                         (000s omitted except per share amounts)

                                                             YEAR ENDED SEPTEMBER 30,
                                                               2003             2002
                                                           -------------   -------------
Total revenues                                             $      1,315    $      1,011
Cost of revenues                                                  1,544             684
----------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                                                (229)            327
----------------------------------------------------------------------------------------

OPERATING EXPENSES:
  Selling, general and administrative                             4,864           3,047
  Research and development                                        2,493           3,622
  Other                                                             (25)             20
----------------------------------------------------------------------------------------
Total operating expenses                                          7,332           6,689
----------------------------------------------------------------------------------------

Loss from operations                                             (7,561)         (6,362)
----------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
  Interest expense                                                 (687)         (1,873)
  Other                                                              21              15
----------------------------------------------------------------------------------------
Total other income (expense)                                       (666)         (1,858)
----------------------------------------------------------------------------------------

NET LOSS                                                         (8,227)         (8,220)
Dividend requirements on convertible preferred stock              2,409             283
----------------------------------------------------------------------------------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                  $    (10,636)   $     (8,503)
========================================================================================
NET LOSS PER SHARE OF COMMON STOCK - BASIC AND DILUTED     $      (0.67)   $      (0.60)
========================================================================================
AVERAGE WEIGHTED NUMBER OF COMMON SHARES OUTSTANDING         15,857,569      14,193,508
========================================================================================


                             AMERICAN TECHNOLOGY CORPORATION
                                Condensed Balance Sheets
                                     (000s omitted)

                                                                   SEPTEMBER 30,
                                                               2003             2002
                                                           -------------   -------------
ASSETS
CURRENT ASSETS:
  Cash                                                     $      9,850    $      1,808
  Accounts receivable                                               184             112
  Inventories                                                       409             137
  Prepaid expenses and other                                         34              20
----------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                             10,477           2,077
EQUIPMENT, net                                                      200             363
PATENTS, net                                                      1,067           1,034
PURCHASED TECHNOLOGY, net                                            --             316
----------------------------------------------------------------------------------------
TOTAL ASSETS                                               $     11,744    $      3,790
========================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable                                         $        604    $        734
  Accrued liabilities                                             1,379             779
  Capital lease short-term portion                                   10               9
----------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                         1,993           1,522
LONG-TERM LIABILITIES                                                23           3,153
STOCKHOLDERS' EQUITY (DEFICIT)                                    9,728            (885)
----------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)       $    11,744     $      3,790
========================================================================================